UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VS Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	See below
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2000 PGA Boulevard, Suite 4440
Palm Beach Gardens, FL	33408
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section l2(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:

-1x Short VIX Futures ETF 2x Long VIX Futures ETF	CBOE BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-248430

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest of each series (each, a “Fund”) of VS Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 5 to the Trust’s Registration Statement under the Securities Act of 1933 on Form S-1 (Commission File No. 333-248430) (the “Registration Statement”), which description is incorporated herein by reference and made a part of this filing.

Each Fund to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Fund Name
-1x Short VIX Futures ETF	84-3865470
2x Long VIX Futures ETF	85-3382461

Item 2. Exhibits

No other securities of the registrant are registered on CBOE BZX Exchange, Inc. and no securities are being registered under Section 12(g) of the Exchange Act. Accordingly, no exhibits are filed with this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VS TRUST

Date: February 10, 2022	By:	/s/ Justin Young
Justin Young Principal Executive Officer

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